Exhibit 99.1

News Release

HANOVER COMPRESSOR COMPANY 12001 N. Houston Rosslyn Houston, TX 77086 (281) 447-8787 Contact: Lee Beckelman, Investor Relations	[HANOVER COMPRESSOR COMPANY LOGO]

HANOVER COMPRESSOR ANNOUNCES SETTLEMENT WITH SEC

COMPANY WILL PAY NO FINE OR PENALTY

HOUSTON, December 18, 2003—Hanover Compressor Company (NYSE:HC), a global market leader in full service natural gas compression and a leading provider of service, fabrication and equipment for oil and natural gas processing and transportation applications, announced today that it has entered into a settlement with the Securities and Exchange Commission (SEC), concluding the previously disclosed SEC investigation into certain transactions entered into by Hanover in fiscal years 1999, 2000, and 2001.

Hanover, without admitting or denying any of the SEC’s findings, has consented to the entry of a cease and desist order requiring future compliance with certain periodic reporting, record keeping and internal control provisions of the securities laws. The settlement does not impose any monetary penalty, and no additional restatements of Hanover’s historical financial statements are required.

Victor E. Grijalva, Hanover’s Chairman, stated: “This settlement represents a key milestone for the Company while reaffirming our commitment to ethics and being a leader in corporate governance.”

During 2002, a number of the Company’s senior executives involved with the transactions underlying the SEC investigation resigned, including the former Chief Executive Officer and the Chief Operating Officer. In the same year, Hanover hired and appointed a new Chief Executive Officer and Chief Financial Officer, hired and appointed its first General Counsel, added three independent directors to its board of directors (including a new Chairman of the Board, and a new Chairman of the Audit Committee) and implemented several changes to improve its controls and procedures.

“The Company has responded to the challenges from the last two years constructively and has emerged a stronger organization” said Chad Deaton, President and Chief Executive Officer of Hanover. “We look forward to continuing to focus our efforts on continuous improvement not only in governance matters but also with respect to our core business.”

Mark Berg, Hanover’s Senior Vice President and General Counsel, added: “Hanover is extremely pleased that this matter is now concluded and is gratified that the SEC has recognized the cooperation and remedial efforts of the Company and its new management team in reaching its determination.”

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is a global market leader in full service natural gas compression and a leading provider of service, fabrication and equipment for oil and natural gas processing and transportation applications. Hanover sells and provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to oil and natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover’s customers include both major and premier independent producers as well as national oil companies.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and may include words such as “believes,” “anticipates,” “expects,” “estimates,” or words of similar import. Similarly, statements that describe Hanover’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. These risks and uncertainties include: our inability to renew our short-term leases of equipment that are leased to our customers so as to fully recoup our cost of the equipment; our inability to generate sufficient cash, access capital markets or to incur indebtedness to fund our business; a prolonged, substantial reduction in oil and natural gas prices, which could cause a decline in the demand for our compression and oil and natural gas production equipment; changes in economic or political conditions in the countries in which we do business; legislative changes in the countries in which we do business; the loss of market share through competition; the introduction of competing technology by other companies; losses due to the inherent risks associated with our operations, including equipment defects, malfunctions and failures and natural disasters; war, social unrest, terrorists attacks, and/or the responses thereto; government safety, health, environmental and other regulations, which could require us to make significant capital expenditures; our inability to comply with loan and compression equipment lease covenants; the decreased financial flexibility associated with our significant cash requirements and substantial debt and compression equipment lease commitments; reduced profit margins resulting from increased pricing pressure in our businesses; our ability to successfully integrate acquired businesses; our inability to retain key personnel; currency fluctuation; our inability to execute our exit and sale strategy with respect to assets classified as discontinued operations and held for sale; our inability to conclude the agreed upon settlement of the securities-related litigation and adverse results in other litigation brought by plaintiffs that are not party to the settlement; fluctuations in our net income attributable to changes in the fair value of our common stock which will be used to fund the settlement of the securities-related litigation; our inability to properly implement new enterprise resource planning systems used for integration of our businesses; and our inability to reduce debt relative to our total capitalization. A discussion of these factors is included in the Company’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover, except as required by law, undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.